Exhibit 21
Subsidiaries of the Company
1. Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems
2. Misonix Limited
3. Fibra-Sonics (NY) Inc.
4. Hearing Innovations, Inc.
5. UKHIFU Limited
6. Misonix HIFU Technologies Limited
7. Misonix Sarl